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     23(b) Consent of Ernst & Young LLP, Independent Auditors




We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 12, 1996, with respect to the financial statements of Separate Account B, and February
9, 1996 (except Note 6, as to which the date is August 27, 1996) with respect to the financial statements of The Managed Global Account of Separate Account D in the Statement of Additional Information incorporated by reference from registration statement (Form N-4 No. 33-59261) filed with the Securities and Exchange Commission contemporaneously with this registration statement.
We also consent to the use of our report dated February 12, 1996 (except
Note 10, as to which the date is August 13, 1996), with respect to the financial statements of Golden American Life Insurance Company, and to the reference to our firm under the captions "Experts" and "Financial Statements" in the Prospectus included in this Post-Effective Amendment No. 7 to the Registration Statement (Form S-1 No. 33-87272) of Golden American Life Insurance Company.

                                          /s/Ernst & Young LLP

Des Moines, Iowa
February 5, 1997